Exhibit 99.1

For Immediate Release

Oracle Healthcare Acquisition Corp.—Signs Letter of Intent for Business Combination

GREENWICH, CONNECTICUT, September 8, 2007 —Oracle Healthcare Acquisition Corp. (the “Company”) (OTC Bulletin Board: OHAQ) announced today that it has signed a letter of intent with a company for a potential business combination. The Company anticipates signing a definitive agreement within the next  45 days; however, there can be no assurance that a definitive agreement will be entered into. Pursuant to the provisions of the Company’s Amended and Restated Certificate of Incorporation, the Company now has until March 8, 2008 to complete a business combination. If the Company is unable to complete a business combination by March 8, 2008, it will then liquidate.

Forward Looking Statements:

This press release contains includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.. Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s SEC reports, including the Form 10-K for the year ended December 31, 2006, the Form 10-Q for the period ended June 30, 2007 and the Form 10-Q for the period ended March 31, 2007.

Contact:	President and Chief Operating Officer
Oracle Healthcare Acquisition Corp.
(203) 862-7900